Exhibit 3.1
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
OL SUB, INC.
INTO
OFFSHORE LOGISTICS, INC.
(Pursuant to Section 253 of the Delaware General Corporation Law)
     Offshore Logistics, Inc., a corporation organized and existing under the laws of Delaware (the “Corporation”), does hereby certify that:
     FIRST: The Corporation owns all of the outstanding shares of each class of stock of OL Sub, Inc., a Delaware corporation incorporated on the 24th day of January, 2006, pursuant to the Delaware General Corporation Law.
     SECOND: The Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on November 28-29, 2005, determined to and did merge into itself said OL Sub, Inc., by the adoption thereof:
RESOLVED, that Offshore Logistics, Inc. merge, and it hereby does merge, into itself, its wholly owned subsidiary, OL Sub, Inc., and assumes all of the obligations of OL Sub, Inc.; and
FURTHER RESOLVED, that the Certificate of Incorporation of Offshore Logistics, Inc. shall be amended by changing the name of Offshore Logistics, Inc. to Bristow Group Inc., but otherwise shall remain in full force and effect until further amended in accordance with the Delaware General Corporation Law; and
FURTHER RESOLVED, that the proper officers of Offshore Logistics, Inc. be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge OL Sub, Inc. and to assume its obligations and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.
     THIRD: This Certificate of Ownership and Merger shall be effective at 12:01 a.m. on February 1, 2006.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by a duly authorized officer, this                     day of January, 2006.

OFFSHORE LOGISTICS, INC.

By:

Name: William E. Chiles
Title: President and Chief Executive Officer

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